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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

         The person whose signature appears below hereby authorizes and appoints Travis Reid and John J. Walker, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, and other documents in connection therewith.

Signature                             Title                               Date
---------                             -----                               ----


 /s/ Harry M. Brittenham            Director                  December 20, 2002
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      Harry M. Brittenham


 /s/ Michael A. Carpenter           Director                  December 20, 2002
---------------------------
      Michael A. Carpenter


 /s/ Michael K. Douglas             Director                  December 20, 2002
---------------------------
      Michael K. Douglas


 /s/ John Bonnett McCoy             Director                  December 20, 2002
---------------------------
      John Bonnet McCoy


 /s/ David Barry Reardon            Director                  December 20, 2002
---------------------------
      David Barry Reardon